Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Extreme Networks
Investor Relations	Public Relations
408/579-3030	408/579-3483
investor_relations@extremenetworks.com	gcross@extremenetworks.com

EXTREME NETWORKS EXCEEDS REVENUE GUIDANCE FOR QUARTER

Reports 27 Percent Sequential Product Revenue Growth

SANTA CLARA, Calif.; February 1, 2010 – Extreme Networks, Inc. (Nasdaq: EXTR) today announced financial results for its 2010 fiscal second quarter ended December 27, 2009. For the quarter, net revenue was $79.4 million, above the guidance for the quarter of $76 to $78 million. This represents a sequential increase in revenue of roughly 20 percent compared to revenue of $66.3 million in the previous quarter and approximately a 9 percent decrease compared to revenue of $87.5 million in the second quarter of last year.

Second quarter non-GAAP operating income was $4.3 million or 5.4 percent of net revenue, compared to $2.6 million or 3.0 percent of net revenue in the second quarter of last year. Additionally, non-GAAP net income was $4.8 million or $0.05 per diluted share, compared to non-GAAP net income of $3.5 million or $0.04 per diluted share in the second quarter of last year. Non-GAAP financial results exclude the impact of stock-based compensation and restructuring charges. A reconciliation of GAAP to non-GAAP financial measures is included in the accompanying financial tables.

“Operating under a simpler and more functional structure, we worked with our suppliers to resolve supply chain constraints and improved operational execution across the company,” said Bob L. Corey, CFO and acting President & CEO of Extreme Networks. “In early December, we announced our Data Center vision to help Customers migrate from the physical to the virtual to the cloud, all without forcing a technology or operating methodology on the Customer. In January, we announced the most current additions to our Data Center product line, the Black Diamond 8900 XL modules and the X480 stackable switches, both of which are expected to be available in Q3.”

For the second quarter, net revenue in North America was $27.5 million, revenue in EMEA was $37.8 million, and revenue in APAC was $14.1 million. That compares to revenue of $26.9 million in North America, $ 28.1 million in EMEA, and $11.4 million in APAC in the previous quarter.

Net loss on a GAAP basis for the second quarter was $1.4 million or $0.02 per diluted share, which included a restructuring charge of $4.1 million and a charge of approximately $2.0 million related to stock based compensation. The net loss this quarter of $1.4 million compares to net income of $2.5 million or $0.03 per diluted share in the second quarter of last year. Operating loss on a GAAP basis for the second quarter was $1.9 million, compared to operating income of $1.6 million for the second quarter of last year.

Conference Call and Slide Presentation

Extreme Networks will host a conference call to discuss these results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call may be heard by dialing 1-800-289-0459 (international callers dial 1-913-312-0725). A 48-hour replay will be available following the call by dialing 1-888-203-1112 (international callers dial 1-719-457-0820); the replay passcode is 1370354. In addition, a live webcast and replay of the call will be available at http://investor.extremenetworks.com.

PLEASE NOTE: throughout the conference call, the Company will refer to a slide presentation that will be posted in the Investor Relations section of the Company's website at http://investor.extremenetworks.com.

Non-GAAP Financial Measures

Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income. In preparing our non-GAAP information, we have excluded, where applicable, the impact of restructuring charges (a non-recurring charge) and share-based compensation (a non-cash charge). Because of the non-recurring and/or non-cash nature of these charges, we believe that excluding them provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company’s marketplace performance. In particular, management finds it useful to exclude these charges in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Consolidated Statement of Operations for the periods presented in this release, which are adjusted to exclude restructuring charges and share-based compensation expense for these periods. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Extreme Networks, Inc.

Extreme Networks provides converged Ethernet networks that support data, voice and video for enterprises and service providers. The company's network solutions feature high performance, high availability and scalable switching solutions, that enable organizations to address real-world communications challenges and opportunities. Operating in more than 50 countries, Extreme Networks provides wired and wireless secure LANs, data center infrastructure and Service Provider Ethernet transport solutions that are complemented by global, 24x7 service and support. For more information, visit: http://www.extremenetworks.com

Extreme Networks is either a trademark or registered trademark of Extreme Networks, Inc. in the United States and/or other countries.

# # #

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding the Company’s financial performance and supply chain constraints. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: a challenging macro-economic environment both in the United States and overseas; fluctuations in demand for the Company’s products and services; a highly competitive business environment for network switching equipment; its effectiveness in controlling expenses, the possibility that the Company might experience delays in the development of new technology and products; customer response to its new technology and products; the timing of any recovery in the global economy; risks related to pending or future litigation, and a dependency on third parties for certain components and for the manufacturing of the Company’s products. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.”

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 27, 2009	June 28, 2009
	(unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$50,299	$46,195
Short-term investments	58,663	8,976
Accounts receivable, net	40,598	37,616
Inventories, net	16,645	12,380
Deferred income taxes	337	244
Prepaid expenses and other current assets, net	2,566	4,368

Total current assets	169,108	109,779
Property and equipment, net	43,848	44,229
Marketable securities	26,463	72,231
Other assets, net	15,538	13,736

Total assets	$254,957	$239,975

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,181	$12,771
Accrued compensation and benefits	12,028	12,320
Restructuring liabilities	4,392	3,559
Accrued warranty	3,229	3,170
Deferred revenue, net	31,884	30,058
Deferred revenue, net of cost of sales to distributors	16,186	9,821
Other accrued liabilities	16,133	14,666

Total current liabilities	106,033	86,365

Restructuring liabilities, less current portion	1,775	3,519
Deferred revenue, less current portion	6,830	7,425
Deferred income taxes	620	564
Other long-term liabilities	559	592

Commitments and contingencies		—

Stockholders’ equity:
Convertible preferred stock, $.001 par value, issuable in series, 2,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value, 750,000,000 shares authorized; 128,972,227 issued at December 27, 2009 (128,425,140 June 28, 2009) and capital in excess of par value	129	128
Treasury stock, 39,625,305 shares at December 27, 2009 and June 28, 2009	(149,666)	(149,666)
Additional paid-in-capital	952,802	949,113
Accumulated other comprehensive income	2,124	1,323
Accumulated deficit	(666,249)	(659,388)

Total stockholders’ equity	139,140	141,510

Total liabilities and stockholders’ equity	$254,957	$239,975

(1)	The information in this column is derived from the Company’s consolidated balance sheet included in the Company’s Annual Report on Form 10-K for the year ended June 28, 2009.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	December 27,	December 28,	December 27,	December 28,
	2009	2008	2009	2008
Net revenues:
Product	$64,469	$72,580	$115,228	$146,929
Service	14,928	14,968	30,478	30,145

Total net revenues	79,397	87,548	145,706	177,074

Cost of revenues:
Product	27,199	31,411	50,917	61,544
Service	6,426	7,446	12,248	15,407

Total cost of revenues	33,625	38,857	63,165	76,951

Gross profit:
Product	37,270	41,169	64,311	85,385
Service	8,502	7,522	18,230	14,738

Total gross profit	45,772	48,691	82,541	100,123

Operating expenses:
Sales and marketing	24,553	25,776	46,155	51,633
Research and development	12,422	13,924	26,032	30,529
General and administrative	6,517	7,412	13,755	15,851
Restructuring, net	4,145	—	3,633	—

Total operating expenses	47,637	47,112	89,575	98,013

Operating (loss) income	(1,865)	1,580	(7,034)	2,111
Interest income	388	870	710	2,293
Interest expense	(30)	(19)	(69)	(69)
Other income / (expense), net	(135)	768	(295)	1,316

(Loss) income before income taxes	(1,642)	3,199	(6,688)	5,651
Provision for income taxes	(263)	733	173	1,546

Net (Loss) Income	$(1,379)	$2,466	$(6,861)	$4,105

Basic and diluted net income per share:
Net (loss) income per share - basic	(0.02)	0.03	(0.08)	0.04
Net (loss) income per share - diluted	(0.02)	0.03	(0.08)	0.04
Shares used in per share calculation - basic	89,059	88,323	88,951	99,823
Shares used in per share calculation - diluted	89,059	88,363	88,951	99,925

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended
	December 27,	December 28,
	2009	2008
Cash flows from operating activities:
Net (loss) income	$(6,861)	$4,105
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,023	2,745
(Gain) / loss on value of option to put securities	47	(6,778)
Mark to market, trading loss / (gain) on trading securities	(47)	6,778
Provision for doubtful accounts	—	56
Provision for excess and obsolete inventory	960	819
Deferred income taxes	(69)	68
Loss on retirement of assets	78	94
Stock-based compensation	3,158	1,396
Restructuring, net	3,633	—
Changes in operating assets and liabilities, net
Accounts receivable	(2,982)	19,504
Inventories	(5,216)	(9,157)
Prepaid expenses and other assets	(3)	(928)
Accounts payable	9,410	10,801
Accrued compensation and benefits	(290)	(5,943)
Restructuring liabilities	(4,418)	(1,329)
Accrued warranty	60	(1,307)
Deferred revenue, net	1,231	200
Deferred revenue, net of cost of sales to distributors	6,365	1,082
Other accrued liabilities	2,154	(4,398)

Net cash provided by operating activities	10,233	17,808

Cash flows provided by (used in) investing activities:
Capital expenditures	(2,720)	(3,334)
Purchases of investments	(18,958)	(25,166)
Proceeds from maturities of investments and marketable securities	8,775	28,164
Proceeds from sales of investments and marketable securities	6,377	46,225

Net cash (used in) provided by investing activities	(6,526)	45,889

Cash flows (used in) provided by financing activities:
Proceeds from issuance of common stock	397	1,614
Repurchase of common stock, including expenses	—	(101,363)

Net cash provided by (used in) financing activities	397	(99,749)

Net increase (decrease) in cash and cash equivalents	4,104	(36,052)

Cash and cash equivalents at beginning of period	46,195	70,370
Cash and cash equivalents at end of period	$50,299	$34,318

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 27, 2009	December 28, 2008	December 27, 2009	December 28, 2008

Net (loss) income - GAAP Basis	$(1,379)	$2,466	$(6,861)	$4,105

Non-GAAP adjustments
Stock-based compensation expense	$2,030	$1,004	$3,166	$1,390
Restructuring, net	$4,145	$—	$3,633	$—

	$6,175	$1,004	$6,799	$1,390

Net income (loss) - Non-GAAP Basis	$4,796	$3,470	$(62)	$5,495

Non-GAAP adjustments
Cost of product revenue	$155	$75	$223	$10
Cost of service revenue	146	61	221	93
Sales and marketing	683	328	979	503
Research and development	611	311	986	462
General and administrative	435	229	757	322
Restructuring, net	4,145	—	3,633	—

Total non-GAAP adjustments	$6,175	$1,004	$6,799	$1,390